                 As filed with the Securities and Exchange Commission
                                 on February 27, 1998
                                                           Registration No. 333-

                                 --------------------
                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                 --------------------

                                       FORM S-3
               Registration Statement Under the Securities Act of 1933
                                 --------------------

                        COMPOST AMERICA HOLDING COMPANY, INC.
                (Exact name of registrant as specified in its charter)
                                 --------------------

         NEW JERSEY                             22-2603175
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

                                 --------------------

                                   320 GRAND AVENUE
                             ENGLEWOOD, NEW JERSEY 07631
                                    (201) 541-9393
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ROGER E. TUTTLE, PRESIDENT
                                   320 GRAND AVENUE
                            ENGLEWOOD, NEW JERSEY 07631
                                    (201) 541-9393
               (Name, address including zip code, and telephone number,
                      including area code, of agent for service)

                                      Copies to:
     MARK GASARCH, ESQ.
     40 West 57th Street
     33rd Floor
     New York, New York  10019
     (212) 956-9595
     (212) 956-7216 Fax No.

                                 --------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                                --------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
Title of each                        Maximum        Maximum
class of                             Offering       Aggregate       Amount of
Securities to      Amount to be      Price Per      Offering        Registration
be Registered      Registered        Share          Price           Fee
-------------      ------------      ---------     -----------      ------------
Common Stock,      759,670 shares    $2.10*        $1,595,307       $    484.00
no par value                                                        ------------
                                                   TOTAL            $    484.00



    * Estimated soley for purposes of calculating the registration fee pursuant to Rule 457(c). The price indicated is based upon the average bid and asked price as reported by the National Association of Securities Dealers Inc. Electronic Bulletin Board on February 26, 1998.


      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS



                                    759,670 Shares

                        COMPOST AMERICA HOLDING COMPANY, INC.

                                     Common Stock
                                    (no par value)


     The 759,670 shares (the "Shares") of Common Stock (the "Common Stock") of Compost America Holding Company, Inc., a New Jersey corporation (the "Company"), offered hereby are being sold by Lionhart Global Appreciation Fund, a stockholder of the Company (the "Selling Stockholder"). See "SELLING STOCKHOLDER." The shares may be offered by the Selling Stockholder from time to time in open market transactions (which may include block transactions) or otherwise on the Electronic Bulletin Board ("Bulletin Board") of the National Association of Securities Dealers ("NASD") or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "PLAN OF DISTRIBUTION."

     The Shares are listed and traded on Bulletin Board under the symbol "CAHC". On February 25, 1998 the last reported sale price of the Company's Common Stock on the Bulletin Board was $ 2.06 per share.

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SHARES.


                                ---------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                                 --------------------



                  The date of this Prospectus is February   , 1998

     No dealer, salesman or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities covered by this Prospectus to any person to whom, or in any jurisdiction in which, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the facts set forth in this Prospectus since the date hereof.

                                 --------------------


                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Avenue, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 which the Company has filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares (referred to herein, together with amendments and exhibits, as the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997.

     (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 1997.

     (c) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 1997.

     (d) The Company's report on Form 8-K dated November 3, 1997 and filed November 17, 1997, as amended by the Company's report on Form 8-K/A dated November 3, 1997 and filed January 15, 1998.

     (e) The Company's report on Form 8-K dated December 12, 1997 and filed December 24, 1997.

     (f) The description of the Company's common shares contained in its Registration Statement on Form 8-A, filed February 23, 1996, file no. 0-27832.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of its Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 1997 and prior to the termination of the offering of the Shares, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents described above other than exhibits to such documents which are not specifically incorporated by reference in such documents. Requests should be directed to:
Robert E. Wortmann, Secretary, Compost America Holding Company, Inc., 320 Grand Avenue, Englewood, New Jersey 07631; (201) 541-9393.

                                     THE COMPANY

     The Company was incorporated on August 20, 1981 in the State of New Jersey under the name Alcor Energy and Recycling Systems, Inc. ("Alcor") for the purpose of designing, constructing, managing and operating resource recovery facilities. On January 23, 1995 Alcor acquired all of the outstanding shares of Compost America Company of New Jersey, Ltd. ("CANJ"), which had been incorporated on December 17, 1993 in the State of Delaware for similar purposes, and subsequently changed its name to Compost America Holding Company, Inc. The Company conducts its business directly and through its five wholly-owned subsidiaries: CANJ; Gardenlife Sales Company, Inc., incorporated in Delaware on March 1, 1996 to handle sales of compost by the Company; Compost America Technologies, Inc., incorporated in Delaware on June 15, 1995 to license certain rights to composting technology; EPIC, Inc. ("EPIC"), a New Jersey based intermodal truck/rail transporter of organic waste, acquired on November 3, 1997; and American Soil, Inc. ("ASI"), acquired in October 1996, which operates a fully permitted outdoor composting facility in Monmouth County, New Jersey. CANJ itself has six subsidiaries, Newark Recycling and Composting Company, Inc., incorporated in Delaware on May 10, 1994, and owned 75% by CANJ and 25% by Prince Georges Contractors, Inc., doing business as Potomac Technologies, Inc. ("PTI"), an unaffiliated company, with NRCC itself owning 100% of American Bio-Ag, and five wholly-owned subsidiaries, Monmouth Recycling and Composting Co., Inc., incorporated in Delaware on May 10, 1994, Chicago Recycling and Composting Company, Inc., incorporated in Delaware on August 4, 1995, Gloucester Recycling and Composting Company, Inc., incorporated in Delaware on August 15, 1994, Philadelphia Recycling and Composting Company, Inc., incorporated in Pennsylvania on March 8, 1995 and Miami Recycling and Composting Company, Inc., incorporated in Delaware on November 17, 1995, which itself owns all of the outstanding common stock of Bedminster Seacor Services Miami Corporation, a Florida corporation. Unless otherwise indicated, references to the Company includes the Company and its subsidiaries and CANJ and its subsidiaries.

      The Company is a development stage company which will construct and manage enclosed organic material recycling compost manufacturing plants, while it operates the EPIC and ASI facilities. Composting is a method of converting the organic portion of garbage (Municipal Solid Waste--"MSW") and sewage sludge into a peat moss like product with agronomic benefits. The Company will be paid fees ("tipping fees"), just as landfills and incinerators are paid, for receiving and processing the organic waste and sewage sludge. The Company also intends to receive revenues from the sale of the compost it produces. The Company hopes to be competitive by locating its plants convenient to urban centers, thus eliminating the need to use local transfer stations and reducing the transportation costs associated with hauling waste to distant out-of-state landfills. The Company's first projects will be a 200,000 square foot fully enclosed composting facility in Newark, New Jersey ("Newark Project"), which is 75% owned by the Company through CANJ, and 25% owned by PTI, and a wholly-owned facility in Dade County, Florida.

      The Company's executive offices are located at 320 Grand Avenue, Englewood, New Jersey 07631-4355. The Company's telephone number is (201) 541-9393; fax (201) 541-1303.



                                     RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk, including, but not limited to, the risk factors described below. Prospective investors should carefully consider the following risk factors inherent in and effecting the business of the Company and this offering before making an investment decision.

     1. MINIMAL OPERATING HISTORY. The Company is a development stage company with regarding to operating composting facilities and, as such, it is subject to all of the risks inherent in the establishment of a new business enterprise, including the absence of an operating history, lack of market recognition for its products and the need to develop new banking and financial relationships. The Company has not yet demonstrated an ability to profitably operate any in-vessel compost facilities, including those of the type proposed to be built by the Company.

     2. NO ASSURANCE OF PROFITABLE OPERATIONS. There can be no assurance that, even if the Company is successful in financing and completing the development of its compost projects, that such operations will be profitable. The Company believes that the operations of EPIC will continue to be profitable.

     3. RELIANCE UPON FUNDING FOR CONTINUED COMPANY VIABILITY. The Company is reliant upon funding from sources other than operations, primarily loans from shareholders and private sales of restricted securities, for its continued viability. Through October 31, 1997 funds raised from such loans and sales have totalled approximately $13,000,000 since the Company's inception in December, 1993. There can be no assurance that the Company will be able to continue to raise such funds in the future, in which event the future viability of the Company would be doubtful.

     4. RELIANCE UPON PROJECT FINANCING. The Company is reliant upon the issuance of equity and debt to provide the funds necessary to finance the construction, equipment and initial working capital for each of its compost manufacturing plants. The Company and its bond underwriter are contemplating the issuance of tax exempt bonds secured by these projects for this financing. There can be no assurances that such tax exempt financing will be available or that the Company will qualify for such financing, or that the security of each project, including long term contracts, will be adequate. Should project financing through the sale of tax exempt bonds prove to be unavailable to the Company, management would have to explore alternate sources of financing, which may be more difficult to obtain and be more costly to the Company. As a result, the Company may be unable to fully implement its operating plan, may not be able to achieve its full growth potential and its future viability would be doubtful. In addition, tax exempt financing including a bond issue includes certain risk factors, such as:

* Such issuance of tax exempt bonds requires a bond allocation. The demand for such bond allocations are extremely competitive since there is generally insufficient bond allocations available for the number of projects which are seeking to be financed with tax exempt bonds. There can be no assurance that a bond allocation will be available when the Company's underwriter is ready to purchase bonds on behalf of the Company.

* The Company's bond underwriter may require that the Company provide project equity and/or subordinated debt at the bond closing. The Company has no written agreements or arrangements for the provision of such financing which would then be necessary for the bond financing. Without such commitments, the Company would experience difficulty in completing such a bond financing in a timely fashion.

* The Company's bond underwriter is contemplating the issuance of tax exempt bonds without credit enhancement. The issuance of bonds is a "best efforts" private placement of securities. There can be no assurance that there will be sufficient market demand from institutional or other investors to enable the underwriter to sell the bonds and thereby complete the project financing.

* While the Company believes that it has all permits necessary to complete its Newark and Miami projects, there can be no assurance that additional permits will not be required by regulatory authorities and, if so required, there can be no assurance that the Company will be able to secure such additional permits.

* Waste procurement contracts may be required by the bond underwriter. There can be no assurance that the Company will be able to secure these contracts on terms acceptable to the bond underwriter.

     5. COMPETITION IN THE WASTE INDUSTRY. The waste management industry in which the Company plans to operate, is highly competitive and has for a number of years been dominated by several large national and international companies with substantially higher market recognition and substantially greater financial resources. Additionally, there are many other companies, virtually all of which have greater financial resources and market recognition than the Company, engaged in the collection, conversion and disposal of waste products. Consequently, the Company will be competing with such other companies for a share of the available market and no assurance can be given that in the future it will be able to obtain an adequate commercial customer base to implement its operating plan.

     6. DEPENDENCE ON KEY PERSONNEL. The Company is substantially dependent on the personal efforts and abilities of its operating officers and, in particular, its President and Chief Executive Officer Roger Tuttle, and the President of EPIC, Robert J. Longo. The loss of any one of these persons could have a materially adverse effect upon the Company's ability to successfully carry on its business and achieve its long-term operating goals. Additionally, as the Company begins commercial operations, it will require the services of additional skilled personnel. There can be no assurance that it will be able to attract persons with the requisite skills and training to meet its future needs or, even if such persons are available, that they can be hired on terms favorable to the Company.

     7. GOVERNMENT REGULATION OF COMPOSTING BUSINESS. The Company's planned operations are subject to substantial regulation by federal, state and local regulatory authorities. Specific regulations vary by state and locality. Local siting approvals require differing levels of design documentation and process definition, usually requiring public approvals in one or more public hearings. Following local approval, the Company must apply for and receive air, water, solid waste and sewage sludge processing permits from state environmental protection agencies. These permits will generally include specific limits within which the facilities must operate. In the case of air and water permits, these include limits on offsite emission and discharge releases. Compost product composition may also be regulated, requiring continual monitoring to assure compost product quality. Continued compliance with this broad federal, state and local regulatory network is essential and costly. Additionally, there can be no assurance that additional, more restrictive regulations will not be enacted in the future or that the Company will be in a position to comply with such new regulations. Consequently, management is unable to predict the effect upon its future operations of such regulations except that potential investors should be aware that the failure to comply with such regulations may have a materially adverse effect on the Company and its operations in the future.

     8. UNCERTAINTY AS TO MANAGEMENT'S ABILITY TO CONTROL COSTS AND EXPENSES. Due to its lack of significant operating history, the Company cannot accurately project, or give any assurance, with respect to management's ability to control the Company's development or operating costs and expenses. Consequently, even if the Company is successful in implementing commercial operations (of which there can be no assurance), if management is not able to adequately control costs and expenses, such operations may not generate any profit or may result in operating losses.

     9. NECESSITY FOR AND DIFFICULTY OF PERMITTING. There can be no assurances that the Company will be able to obtain the permits necessary to operate its organic recycling compost manufacturing centers presently under development. If and when these permits are issued, the Company must then operate the centers in conformance with the permits. Further, management is unable to predict the amount of time which will be required to obtain all necessary permits. Any delays in such process will delay the Company's ability to begin commercial operations and may have an adverse impact upon the Company's future operations.

     10. NECESSITY FOR AND LACK OF ORGANIC WASTE SUPPLY CONTRACTS. As disclosed above, management plans to secure a portion of the financing required for each of its facilities based upon an assignment of revenue contracts with the Company's waste customers. As of the date of this offering, no such contracts have, as of yet, been entered into. Until the Company arranges these contracts, the financing for its projects may not be secured as contemplated.

     11. POTENTIAL ENVIRONMENTAL LIABILITY. It is possible that, at such time as the Company's facilities are in operation, some of the wastes accepted at a Company facility may contain contaminants which could cause environmental damage and result in liabilities. In addition, any contaminants which would remain in the finished compost may cause damage to plants or to land to which the compost is applied. The Company has not projected and cannot accurately quantify the costs resulting from any such contamination. As a result, the potential impact on the Company's business is unknown.

     12. NECESSITY OF PROFITABLE PRICING OF SUPPLY CONTRACTS. The Company will depend upon the supply of MSW, organic waste and sewage sludge from various waste generators at tipping fees and charges competitive with existing competitive disposal methods. However, there can be no assurance that long term contracts for such a supply of MSW or other organic wastes will be available at prices sufficient for the Company to be profitable, or that the Company's tipping fees for short term or open market MSW, organic waste and sewage sludge will generate sufficient revenues for the Company to be profitable.


     13. NO CONTRACTS FOR MARKETING OF COMPOST. The Company will produce quantities of compost when its facilities are operating. There is no assurance that the Company will be able to sell all of the compost it plans to produce. To date, the Company has not entered into any significant contracts with users of compost for its facilities which are under development. Should the Company not be able to sell the compost, the Company may have to give the compost away and pay for its transportation costs. In such event, the lack of anticipated revenues combined with the additional costs would have a material adverse impact upon the Company's future profits as well as its ability to continue its planned composting operations.

     14. LIABILITY ASSOCIATED WITH COMPOSTING. The Company's processing and manufacturing operations will be subject to inherent risks which could result in property damage, personal injury, pollution or loss of production.

     15. RISK OF INSUFFICIENT INSURANCE. While certain of the Company's products carry express as well as implied warranties from their manufacturers, the occurrence of an event not fully insured against and the determination of liability of the Company for the consequent loss or damage, could result in substantial losses to the Company.

     16. RELIANCE UPON PROPRIETARY TECHNOLOGY. The Company will use, under license and contract, certain proprietary technology. However, there can be no assurance that this proprietary technology would withstand challenge from competitors or that competitors will not gain access to this technology or substantially similar technology.

     17. POSSIBLE OBSOLESCENCE OF TECHNOLOGY. There can be no assurance that the technology upon which the Company will rely will not become obsolete, leaving the Company with no access to new technology needed to compete in the composting industry.

     18. NO DIVIDENDS. To date, the Company has not paid any cash or other dividends on its Common Stock and does not anticipate paying dividends in the foreseeable future. Moreover, the Company's ability to pay dividends on its Common Stock in the future may be limited by future preferred stock issuances or by lenders to the Company.

     19. LIMITED LIABILITY OF OFFICERS AND DIRECTORS. The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors and officers against certain liabilities incurred with their service in such capacities to the fullest extent permitted under New Jersey laws. In addition, the Restated Certificate of Incorporation provides that the personal liability of directors and officers of the Company and its stockholders for monetary damages will be limited.

     20. POSSIBLE VOLATILITY OF COMMON SHARES. The trading prices of the Common Stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of material business events by the Company or its competitors, significant changes in the environmental regulations related to the Company's business and other events or factors or to general stock market volatility and fluctuations in price and volume.

     21. SHARES AVAILABLE FOR RESALE AND POSSIBLE IMPACT UPON MARKET. As at December 31, 1997, the Company had approximately 35,500,000 shares of Common Stock issued and outstanding, of which only approximately 5,500,000 are "freely tradable", and all other outstanding shares are and will be "restricted securities" as that term is defined in the Securities Act of 1933, as amended (the "Act"), and in the future may be sold only in compliance with Rule 144 under the Act. In general, under Rule 144 a person (or group of persons whose shares are aggregated) who has beneficially owned restricted shares of the Company for at least one year (except two years for affiliates) including any person who may be deemed to be an "affiliate" of the Company (as the term "affiliate" is defined in Rule 144 of the Act to include an officer, director or principal security holder of the Company), is entitled to sell in normal brokerage transactions during the periods when certain information regarding the Company is publicly available, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the Company's shares during the four calendar weeks preceding such sale or
(ii) 1% of the total shares then outstanding. A person who has not been an "affiliate" of the Company for the three months prior to a sale and who has held restricted shares for at least two years would be entitled to sell such shares without restriction. Sales of the Company's Common Stock by present stockholders pursuant to Rule 144 or otherwise, may, in the future, have a depressive effect on the price of the Common Stock. Approximately 12,000,000 "restricted" common shares presently are eligible for sale under Rule 144.

     23. PENNY STOCK REGULATION. The Commission has adopted rules that regulate broker-dealer practices in connection with transaction in "penny stocks." Penny stocks generally are equity securities with price less than $5.00, other than securities registered on certain national securities exchanges or listed on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Since, at present, the Company's securities may be subject to the penny stock rules, investors in this Offering may find it more difficult to sell such securities.


                                   USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered hereby.


                                 SELLING STOCKHOLDER

     The Selling Stockholder is Lionhart Global Appreciation Fund. On November 27, 1996 the Selling Stockholder purchased from the Company $1,000,000 face amount Convertible Debenture ("Debenture"), convertible into freely-tradable common shares of the Company at a conversion rate which is the lesser of 65% of the average closing bid price of the Company's common stock for (1) the five trading days prior to November 27, 1996 (which is $2.47 per share) or (2) the five trading days prior to the date of any Notice of Conversion. On May 20, 1997 the Selling Stockholder delivered a Notice of Conversion to the Company with regard to $200,000 face amount of the Debenture, and received from the Company (including shares issuable for accrued but unpaid interest) 178,253 freely-tradable common shares of the Company. On September 8, 1997 the Selling Stockholder delivered a Notice of Conversion to the Company with regard to an additional $200,000 face amount of the Debenture, as a result of which the Company has issued in the name of the Selling Stockholder 159,670 common shares (including shares issuable for accrued but unpaid interest), which shares are being registered for sale herein. In addition, the terms of the Debenture require the Company to issue in the name of the Selling Stockholder and deposit with an escrow agent common shares sufficient to cover subsequent conversions by the Selling Stockholder. In compliance therewith, the Company has issued in the name of the Selling Stockholder 600,000 common shares, which shares are being registered for sale herein.




                               (continued on next page)




                              Number of                              Number of
                               Shares                                  Shares
                               Owned                                  Owned Of
                              Of Record                             Record After
     Name of                   Prior to           Number of          Completion
  Selling Stockholder          Offering        Shares Offered       of Offering
----------------------        -----------      ---------------      ------------
Lionhart Global
  Appreciation Fund           759,670 (1)          759,670                  0

(1) Does not include 665,000 common shares owned of record by Lionhart Investments Limited, an affiliate of the Selling Stockholder.


RESTRICTIONS ON RESALE

Upon conversion of its Debenture, there are no restrictions on resale which would prevent the Selling Stockholder from reselling some or all of its shares of Common Stock.


                                 PLAN OF DISTRIBUTION

     The Shares may be offered by the Selling Stockholder from time to time in open market transactions (which may include block transactions) or otherwise on the Bulletin Board or in private transactions at prices relating to prevailing market prices or at negotiated prices. See "SELLING STOCKHOLDER." The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholder and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts, under the Securities Act. The Company will not receive any proceeds from the sale of the Shares.

     The costs, expenses and fees incurred in connection with the registration of the Shares will be paid by the Company.

                                    LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company and the Selling Stockholder by Mark Gasarch, Esq. Mark Gasarch owns 800,000 shares of the Company's common stock and holds options to purchase an additional 200,000 shares.


                                       EXPERTS

     The financial statements of the Company as of April 30, 1997 and 1996 and for each of the years in the two-year period ended April 30, 1997 and from December 17, 1993 (inception) through April 30, 1997, have been incorporated by reference in this Prospectus and Registration Statement in reliance upon the report of Zeller Weiss & Kahn, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of EPIC, Inc. (f/k/a R. J. Longo Construction Co., Inc.) as of December 31, 1996 and 1995 and for each of the years in the two year period ended December 31, 1996 have been incorporated by reference in this Prospectus and Registration Statement in reliance upon the report of Paul B. Radler & Associates, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   INDEMNIFICATION

     Title 14A of the New Jersey Statutes, as amended, provides that, except in cases of breach of duty of loyalty, bad faith, knowing violation of law or receipt of improper personal benefit, an officer or director of a corporation shall not be personally liable to a corporation or to its shareholders for damages for breach of duty if and to the extent that liability has been eliminated or limited in the corporation's certificate of incorporation.

     The Company's restated certificate of incorporation provides that, except to the extent prohibited by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders; (b) not in good faith or involving a knowing violation of the law or (c) resulting in receipt by such person of an improper personal benefit. To the extent permitted by law, the corporation shall defend, indemnify and hold its officers and directors harmless for all acts and omissions in the performance of their duties for the corporation, provided that such acts or omissions are made in good faith and do not involve a knowing violation of the law nor result in an improper personal benefit to the officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in that Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

NO DEALER, SALESMAN OR OTHER PERSON
IS AUTHORIZED TO GIVE ANY INFORMATION
OR MAKE ANY REPRESENTATIONS IN CONNECTION
WITH THIS OFFERING OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATIONS MUST NOT BE RELIED UPON
AS HAVING BEEN AUTHORIZED BY THE COMPANY.
NEITHER THE DELIVERY OF THIS PROSPECTUS
NOR ANY SALE MADE HEREUNDER SHALL, UNDER
ANY CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS
OF THE COMPANY SINCE THE DATE HEREOF.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL OR A SOLICITATION OF AN OFFER TO BUY
THE SHARES OF COMMON STOCK OFFERED HEREBY BY
ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER
OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH
THE PERSON MAKING SUCH OFFER OR SOLICITATION
IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM
IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


             -----------------

        TABLE OF CONTENTS

                                 Page
                                 ----
Available Information.............. 2
Incorporation of Certain........... 3
 Documents by Reference
The Company.........................3
Risk Factors........................5
Use of Proceeds....................11
Selling Stockholder................11
Plan of Distribution...............12
Legal Matters......................13
Experts............................13
Indemnification....................13

             -----------------

  COMPOST AMERICA HOLDING COMPANY, INC.

    759,670 Shares of Common Stock

             -----------------

                PROSPECTUS

             -----------------

            February   , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the expenses in connection with this Registration Statement. All such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Item                                                 Amount
----                                             ---------------
Registration Fee ..............................   $     518.00
Legal Fees and Expenses........................      15,000.00
Accounting Fees and Expenses...................       5,000.00
    Total......................................   $  20,518.00

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Title 14A of the New Jersey Statutes, as amended, provides that, except in cases of breach of duty of loyalty, bad faith, knowing violation of law or receipt of improper personal benefit, an officer or director of a corporation shall not be personally liable to a corporation or to its shareholders for damages for breach of duty if and to the extent that liability has been eliminated or limited in the corporation's certificate of incorporation.

    Title 14A provides for indemnity and authorizes other action to protect any person who is or was serving as a director, officer, employee or agent of a corporation or who is or was serving, at the request of the corporation, as a director, officer, trustee, employee or agent of any domestic or foreign corporation or any partnership, joint venture, sole proprietorship , trust or other enterprise, whether or not for profit, or any director, officer, employee or agent of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger (such person being referred to as a "corporate agent"). Any corporation is given the power to indemnify a corporate agent who is or was a party to or was a party to or threatened to be made a party to. any proceeding by reason of the fact that the corporate agent was serving or had served the corporation at the request of the corporation as a corporate agent, against his expenses and liabilities in connection with such a proceeding if the proceeding is not one brought by or on behalf of the corporation and if: (1) Such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (2) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful and against his expenses if the proceeding is brought by or in the right of the corporation and if such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine, upon application, that despite an adjudication of liability, but in view of all of the circumstances of the case the corporate agent is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Unless otherwise ordered by the court, such indemnification may be made in a specific case only upon a determination that the corporate agent had met applicable standards of conduct. Unless otherwise provided in the corporation's certificate of incorporation or its by-laws, such determination shall be made by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding or by independent legal counsel, in written opinion, if designated by a majority vote of a quorum of disinterested directors or by shareholders if authorized by the certificate of incorporation, by-laws, resolution of the board of directors or resolution of the shareholders. Expenses incurred by the corporate agent in connection with such a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon their receipt of an undertaking of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. A corporation is authorized to purchase and maintain insurance on behalf of its corporate agents.

    Article SECOND of the Registrant's restated certificate of incorporation provides that:

(3) Except to the extent prohibited by law, no director or officer of the corporation shall be personally liable to the corporation or its shareholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission.

    (a) in breach of such person's duty of loyalty to the corporation or its shareholders;

    (b)  not in good faith or involving a knowing violation of the law or

    (c)  resulting in receipt by such person of an improper personal benefit

(4) To the extent permitted by law, the corporation shall defend, indemnify and hold its officers and directors harmless for all acts and omissions in the performance of their duties for the corporation, provided that such acts or omissions are made in good faith and do not involve a knowing violation of the law nor result in an improper personal benefit to the officers or directors.

    No other statute, charter provision, by-law, contract or other arrangement insures or indemnifies any controlling person, director or officer of the Registrant against liability incurred in such capacity.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in that Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



Item 16. EXHIBITS



 5.1     Opinion of Mark Gasarch, Esq. (1)

23.1     Consent of Mark Gasarch, Esq. (included in Exhibit 5.1)

23.2     Consent of Zeller Weiss & Kahn, Independent Accountants (1)

23.3     Consent of Paul B. Radler & Associates, CPAs (1)

24.      Power of Attorney with respect to certain signatures in the Registration Statement (included on Signature page) (1)

-----------------------
(1) Filed herewith.

Item 17. UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant int he successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Englewood, State of New Jersey, on February 26, 1998.

                         COMPOST AMERICA HOLDING COMPANY, INC.
                         (Registrant)


                         By:       /s/ Roger E. Tuttle
                            -----------------------------------------
                            Roger E. Tuttle, President
                            (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that Compost America Holding Company, Inc. and each of its undersigned officers and directors hereby constitutes and appoints Roger E. Tuttle his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said Corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

February 26, 1998                    /s/ Roger E. Tuttle
                              ---------------------------------------
                              Roger E. Tuttle, President
                              (Principal Executive Officer),
                              Treasurer (Principal Financial
                              Officer), Director


February 26, 1998                   /s/ Robert E. Wortmann
                              ---------------------------------------
                              Robert E. Wortmann, Secretary,
                              Director

February 26, 1998             /s/ Anthony P. Cipollone
                              ---------------------------------------
                              Anthony P. Cipollone, Controller
                              (Principal Accounting Officer)


February 26, 1998                   /s/ Charles R. Carson
                              ---------------------------------------
                              Charles R. Carson, Director


February 26, 1998                   /s/ Pasquale Dileo
                              ---------------------------------------
                              Pasquale Dileo, Director


February 26, 1998                   /s/ Robert J. Longo
                              ---------------------------------------
                              Robert J. Longo, Director


Messrs. Charles R. Carson, Pasquale Dileo, Robert J. Longo, Roger E. Tuttle and Robert E. Wortmann constitute a majority of the Registrant's Board of Directors.